                                                                       EXHIBIT E

                            INVESTOR RIGHTS AGREEMENT

      This Investor Rights Agreement (the "Agreement") is made and entered into as of this 14th day of June, 2004 by and among VitalStream Holdings, Inc., a Nevada corporation (the "Company"), the "Stockholders" listed on the Schedule of Stockholders attached hereto (the "Stockholders") and the Investors listed on the Schedule of Investors attached hereto (each, an "Investor"; collectively, the "Investors") in connection with the closing of the transactions described in that certain Purchase Agreement dated as of the date hereof by and among the Company, the Major Investor and certain other investors (the "Purchase Agreement"). The Stockholders, the Investors, and any permitted transferees of the Stockholders and Investors who are party (or required to be a party) to this Agreement are hereinafter referred to separately as a "Party" and collectively as the "Parties."

      The Parties hereby agree as follows:

      1.    Certain Definitions.

      As used in this Agreement, the following terms shall have the following meanings:

      "Affiliate" means, with respect to any person, any other person which directly or indirectly Controls, is Controlled by, or is under common Control with, such person.

      "Board of Directors" means the Board of Directors of the Company.

      "Common Stock" shall mean the Company's common stock, par value $0.001 per share, and any securities into which such shares may hereinafter be reclassified.

      "Control" (including the terms "controlling," "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Major Investor" means WaldenVC II, L.P.

      "Major Investor's Director" has the meaning set forth in Section 2 of this Agreement.

      "Major Investor Shares" shall mean the Shares and Warrant Shares and any other securities issued or issuable with respect to or in exchange for Major Investor Shares.

      "Observer" has the meaning set forth in Section 3 of this Agreement.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other similar entity or organization or a governmental entity or any department, agency or political subdivision thereof.

      "Preferred Stock" means the Series A Preferred Stock and the Series B Preferred Stock.

      "Regulation" means all constitutions, statutes, laws, treaties, codes, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts, determinations, directions or decrees of any governmental entity with jurisdiction over the respective Party or any stock exchange or market on which any securities of the Company are listed.

      "Series A Preferred Stock" shall mean the Company's 2003 Series A Preferred Stock, par value $0.001 per share, and any securities into which such shares may hereinafter be reclassified.

      "Series B Preferred Stock" shall mean the Company's 2003 Series B Preferred Stock, par value $0.001 per share, and any securities into which such shares may hereinafter be reclassified.

      "Shares" means the shares of Common Stock issued to the Major Investor pursuant to the Purchase Agreement.

      "Transfer" means a sale, assignment, transfer, pledge, encumbrance or other disposition.

      "Voting Shares" shall mean shares of Common Stock, shares of Series A Preferred Stock, shares of Series B Preferred Stock, any other equity securities issued by the Company with rights to vote with respect to the election of directors and any securities into which any of the foregoing may hereinafter be reclassified (each to the extent issued and outstanding).

      "Warrants" means the warrants to purchase shares of Common Stock issued to the Major Investor pursuant to the Purchase Agreement.

      "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

      2.    Board of Directors.

            (a) Election Rights. At any time following June 30, 2004 and from time to time until the date that the Major Investor Shares constitute no more than five (5) percent of the Company's outstanding Common Stock (on a fully diluted basis assuming exercise or conversion of all options, warrants, conversion rights and other rights exercisable for or convertible into Common Stock), each Party shall vote all of its Voting Shares now or hereafter owned by such Party or over which such Party has voting control, and shall take all other necessary actions within its control (whether in its capacity as a stockholder, director, member of the Board of Directors or any committee thereof, officer of the Company or otherwise (except to the extent such actions, upon advice of counsel, would be a breach of, contrary to or otherwise in conflict with any applicable Regulation or fiduciary duty imposed thereby)), and including, without limitation (except to the extent such actions, upon advice of counsel, would be a breach of, contrary to or otherwise in conflict with any applicable Regulation or fiduciary duty imposed thereby), attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings, and the Company shall take all necessary or desirable actions within its control, including without limitation calling special Board of Directors and stockholder meetings, so that:

                  (i) one individual (who initially will be Phil Sanderson) designated by the Major Investor (the "Major Investor's Director") shall be nominated for election and elected to the Board of Directors;

                  (ii) to the extent permitted under applicable Regulation, the removal from the Board of Directors (with or without cause) of the Major Investor's Director shall be at the written request of the Major Investor but only upon such written request and under no other circumstances; and

                  (iii) in the event that the Major Investor's Director ceases to serve as a member of the Board of Directors during his term of office (whether by death, resignation or removal), the resulting vacancy on the Board of Directors shall be filled by an individual designated by the Major Investor.

            (b) Expenses and Board Compensation. The Company shall pay the reasonable out-of-pocket expenses incurred by the Major Investor's Director and the Observer in connection with attending the meetings of the Board of Directors and other travel requested by the Company associated with the Major Investor's investment in the Company to the extent the Company receives reasonable documentation evidencing the amount and purposes of such expenditures. In addition, the Company shall pay the reasonable out-of-pocket expenses, up to an aggregate of $8,000 per annum, incurred by the Major Investor's Director, the Observer and Persons designated by either of them in connection with travel reasonably associated with the business of the Company to the extent the Company receives reasonable documentation of the amount and purposes of such expenditures. The Company also agrees to provide compensation to the Major Investor's Director and each other director of the Company affiliated with any stockholders that beneficially own more than 5% of the outstanding Common Stock of the Company that shall be not less than the compensation (if any) provided to any other director of the Company affiliated with greater than 5% stockholders of the Company.

            (c) Failure to Designate Major Investor's Director. If the Major Investor fails to designate an individual to fill the Major Investor's Directorship pursuant to the terms of this Section 2, the individual previously holding such directorship shall be elected to such position, or if such individual fails or declines to serve, the election of an individual to such directorship shall be accomplished in accordance with the Company's Bylaws and applicable Regulation; provided that each Party shall vote all Voting Shares now or hereafter owned by such Party or over which such Party has voting control to remove such individual at that time when the Major Investor desires to designate an individual to fill the Major Investor's Directorship.

            (d)   Failure to Vote.

                  (i) With Respect to a Scheduled Meeting. In the event that any Party shall fail to vote all shares of Voting Shares now or hereafter owned by such Party or over which such Party has voting control at a duly noticed meeting of shareholders of the Company with respect to which the election or removal of directors is included in the notice of meeting so as to achieve any election or removal of a Major Investor's Director, as set forth in this Section 2, such Party shall be deemed immediately upon the existence of such breach to have granted to the Chairman of the Board of Directors (or, if no Chairman of the Board of Directors has been elected, the Chief Executive Officer of the Company), a proxy to all shares of Voting Shares now or hereafter owned by such Party or over which such Party has voting control to solely ensure (and only to the extent required to ensure) that all such shares or other securities will be voted as prescribed in this Section 2, of this Agreement. Each Party acknowledges that each proxy granted hereby, including any successive proxy, is coupled with an interest and is given to secure the performance of a duty and shall be irrevocable until the duty is performed.

                  (ii) With Respect to Consent or Other Meeting. In the event that any Party shall fail to vote all shares of Voting Shares now or hereafter owned by such Party or over which such Party has voting control with respect to a written consent or at any meeting of shareholders other than a duly noticed meeting of shareholders of the Company with respect to which the election or removal of directors is included in the notice of meeting so as to achieve any election or removal of a Major Investor's Director, as set forth in this Section 2, such Party shall be deemed (if such breach is not cured within five business days of such Party's receipt of notice of such breach) to have granted to the Chairman of the Board of Directors (or, if no Chairman of the Board of Directors has been elected, the Chief Executive Officer of the Company), a proxy to all shares of Voting Shares now or hereafter owned by such Party or over which such Party has voting control to solely ensure (and only to the extent required to ensure) that all such shares or other securities will be voted as prescribed in this Section 2, of this Agreement. Each Party acknowledges that each proxy granted hereby, including any successive proxy, is coupled with an interest and is given to secure the performance of a duty and shall be irrevocable until the duty is performed.

      3. Board of Director Observation Rights. At any time until the date that the Major Investor Shares constitute no more than five (5) percent of the Company's outstanding Common Stock (on a fully diluted basis assuming exercise or conversion of all options, warrants, conversion rights and other rights exercisable for or convertible into Common Stock), the Company shall give the Major Investor written notice of each meeting of the Board of Directors, at the same time and in the same manner as notice is given to the directors of the Board of Directors, and the Company shall permit one representative selected by the Major Investor (the "Observer") to attend, as an observer, all such meetings. The Observer shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors of the Board of Directors in connection with such meetings at the same time such materials and information are given to such directors. The Company shall provide a copy of any proposed action by written consent in lieu of a meeting of directors of the Company to the Observer prior to the effective date upon delivery to the members of the Board of Directors of such consent describing in reasonable detail the nature and substance of such action. In connection with the attendance of any meeting, or the receipt of any materials and other information by the Observer, to the extent required by Regulation FD promulgated under the Securities Act of 1933, as amended, or any other applicable securities law or Regulation that would, absent such confidentiality agreement, require public disclosure of the information learned by the Observer at such meeting or through the receipt of such information or materials, the Observer shall sign a confidentiality agreement in form and substance reasonably satisfactory to the Observer and the Company. Notwithstanding anything in this
Section 3 to the contrary, at any time the Major Investor's Director is serving on the Board of Directors, any notice, consent, explanation, written material or other information delivered to the Major Investor's Director shall be deemed to have been delivered to the Observer.

      4. Legend. Each instrument evidencing the Voting Shares held by a Person who is a signatory to this Agreement, and each instrument issued in exchange for or upon the Transfer of any Voting Shares held by a Person who is a signatory to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

                        "THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE
                  SUBJECT TO AN INVESTOR RIGHTS AGREEMENT, DATED AS OF JUNE 14, 2004, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY"), THE STOCKHOLDERS OF THE COMPANY, AND THE MAJOR INVESTOR REFERRED TO THEREIN, AS AMENDED, RESTATED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

      5.    Miscellaneous.

            (a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company, the Major Investor and the holders of a majority of the votes of Voting Shares (excluding any Major Investor Shares) held by the Investors, and the holders of a majority of the votes of the Voting Shares held by the Stockholders.

            (b) Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by e-mail or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten days' advance written notice to the other Parties:

                  If to the Company or the Major Investor:

                        to the addresses set forth on the signature pages hereto.

                  If to the Stockholders:

                        to the addresses set forth on the Schedule of Stockholders attached hereto.

            (c) Assignments and Transfers by Parties. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Except as provided in the following sentence, a Party may not Transfer, in whole or in part, its Voting Shares unless such Party complies with all Regulations applicable thereto, such party provides written notice of the assignment to the Company promptly after such assignment is effected and the assignee executes a counterpart to this Agreement assuming all rights and obligations of a Party hereunder. Notwithstanding the foregoing, any Party may Transfer its Voting Shares (but not its rights hereunder) to a Person that is not an Affiliate of the Transferring Party pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, or in an offering registered under the Securities Act of 1933, as amended, without complying with the requirements set forth in the preceding sentence.

            (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Major Investor and the holders of a majority of the votes of Voting Shares (excluding any Major Investor Shares) held by the Stockholders, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company's assets or Voting Shares to another Person without the prior written consent of the Major Investor and the holders of a majority of the votes of Voting Shares held by the Stockholders, after notice duly given by the Company to each Party; provided that such Person or successor corporation assumes the Company's obligations under this Agreement.

            (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            (f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

            (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            (h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable Regulation, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Regulation, the parties hereby waive any provision of Regulation which renders any provisions hereof prohibited or unenforceable in any respect.

            (i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

            (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter; provided, however, this Agreement shall not supersede, terminate, amend or affect the Amended and Restated Investor Rights Agreement dated September 30, 2003 among the Company and the parties thereto.

            (k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts of the State of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                            VITALSTREAM HOLDINGS, INC.

                                        By: /s/ Paul Summers
                                            ------------------------------------
                                        Name: Paul Summers
                                        Title: President

                                        VitalStream Holdings, Inc.
                                        One Jenner, Suite 100
                                        Irvine, California 92618
                                        Attention: Chief Operating Officer
                                        Fax: (949) 453-8686

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

The Stockholders:

                                        Epoch Hosting, Inc.

                                        By: /s/ R. Gregory Breetz
                                            ------------------------------------
                                        Name: R. Gregory Breetz
                                        Title: CFO

                                        DOLPHIN COMMUNICATIONS FUND II, L.P.

                                        By:  Dolphin Communications II, L.P.,
                                             Its General Partner

                                        By:  Dolphin Communications, L.L.C.,
                                             Its General Partner

                                             By: /s/ Dennis O'Connell
                                                 -------------------------------
                                                 Name: Dennis O'Connell
                                                 Title:

                                        DOLPHIN COMMUNICATIONS PARALLEL
                                        FUND II (NETHERLANDS), L.P.

                                        By: Dolphin Communications II, L.P.,
                                            Its General Partner

                                        By: Dolphin Communications, L.L.C.,
                                            Its General Partner

                                             By: /s/ Dennis O'Connell
                                                 -------------------------------
                                                 Name: Dennis O'Connell
                                                 Title:

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

Stockholders (cont.)                    /s/ Paul Summers
                                        ----------------------------------------
                                        Paul Summers, an individual

                                        /s/ Philip N. Kaplan
                                        ----------------------------------------
                                        Philip N. Kaplan, an individual

                                        /s/ David R. Williams
                                        ----------------------------------------
                                        David R. Williams, an individual

                                        /s/ Steve Smith
                                        ----------------------------------------
                                        Steve Smith, an individual

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

Investor:                               WALDENVC II, L.P.

                                        By: WaldenVC LLC,
                                             Its General Partner

                                             By: /s/ Phil Sanderson
                                                --------------------------------
                                             Name: Phil Sanderson
                                             Title: General Partner

                                        Address:

                                        750 Battery Street, Suite 700
                                        San Francisco, CA 94111
                                        Attention: Phil Sanderson
                                        Telephone: (415) 391-7225
                                        Fax: (415) 391-7262

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

Investor:                               ThinkEquity Investment Partners IV LLC

                                        By: ThinkEquity Holdings, LLC, Manager

                                        By: /s/ Robert Schooler
                                            ------------------------------------
                                        Name: Robert Schooler
                                        Title: CFO

Address for Notice:

                                        475 Sansome Street, Suite 800
                                        San Francisco, CA  94111
                                        Telephone:  415-249-2900
                                        Facsimile:  415-249-0975
                                        Email: bschooler@thinkequity.com

                                        with a copy to:

                                        Att: Peter Bailey
                                        ThinkEquity Partners LLC
                                        475 Sansome Street, Suite 800
                                        San Francisco, CA  94111
                                        Telephone: 415-249-1351
                                        Facsimile: 415-249-0975
                                        Email: pbailey@thinkequity.com

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

          Investor:                     Newlight Associates II, L.P.

                                        By:  /s/ Robert M. Brill
                                             -----------------------------------
                                        Name: Robert M. Brill
                                        Title: General Partner

Address for Notice:                     Newlight Associates II, LP
                                        500 North Broadway
                                        Suite 144
                                        Jericho, NY  11753
                                        Telephone:  516-433-0090
                                        Facsimile:  516-433-0412
                                        Email: mcmorrow@nlventures.com

                                        with a copy to:

                                        -----------------------------------
                                        -----------------------------------
                                        -----------------------------------
                                        -----------------------------------
                                        -----------------------------------

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

          Investor:                     Newlight Associates II, (BVI), L.P.

                                        By:  /s/  Robert M. Brill
                                             -----------------------------------
                                        Name: Robert M. Brill
                                        Title: General Partner

Address for Notice:                     Newlight Associates II, (BVI), LP
                                        500 North Broadway
                                        Suite 144
                                        Jericho, NY 11753
                                        Telephone:  516-433-0090
                                        Facsimile:  516-433-0412
                                        Email: mcmorrow@nlventures.com

                                        with a copy to:

                                        --------------------------------
                                        --------------------------------
                                        --------------------------------
                                        --------------------------------
                                        --------------------------------

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

          Investor:                     Newlight Associates II-E, L.P.


                                        By:  /s/  Robert M. Brill
                                             -----------------------------------
                                        Name: Robert M. Brill
                                        Title: General Partner

Address for Notice:                     Newlight Associates II-E, LP
                                        500 North Broadway
                                        Suite 144
                                        Jericho, NY 11753
                                        Telephone:  516-433-0090
                                        Facsimile:  516-433-0412
                                        Email: mcmorrow@nlventures.com

                                        with a copy to:

                                        --------------------------------
                                        --------------------------------
                                        --------------------------------
                                        --------------------------------
                                        --------------------------------

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

Investor:                               NanoCap Fund, LP

                                        By: /s/ P. Bart Stephens
                                            ------------------------------------
                                        Name: P. Bart Stephens
                                        Title: Managing Partner

Address for Notice:

                                        Stephens Investment Management
                                        One Sansome St. Suite 2900
                                        San Francisco, CA  94104
                                        Telephone: (415) 835-3819
                                        Facsimile: (415) 835-3827
                                        Email: bart@stephensim.com

                                        with a copy to:

                                        Dan Nero
                                        Hedgeworks, LLC
                                        1900 Wright Place, Suite 100
                                        Carlsbad, CA  92008
                                        Attn: SIM file
                                        Telephone: 760-804-7695
                                        Facsimile: 760-804-9304
                                        Email: dtnero@hedgeworks.com

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

Investor:                               Nanocap Qualified Fund, LP

                                        By: /s/ P. Bart Stephens
                                            ------------------------------------
                                        Name: P. Bart Stephens
                                        Title: Managing Partner

Address for Notice:

                                        Stephens Investment Management
                                        One Sansome St. Suite 2900
                                        San Francisco, CA  94104
                                        Telephone: (415) 835-3819
                                        Facsimile: (415) 835-3827
                                        Email: bart@stephensim.com

                                        with a copy to:

                                        Dan Nero
                                        Hedgeworks, LLC
                                        1900 Wright Place, Suite 100
                                        Carlsbad, CA  92008
                                        Attn: SIM file
                                        Telephone: 760-804-7695
                                        Facsimile: 760-804-9304
                                        Email: dtnero@hedgeworks.com

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

Investor:                               RS Orphan Fund, LP.

                                        By: /s/ Paul H. Stephens
                                            ----------------------
                                        Name: Paul H. Stephens
                                        Title: Investment Advisory General
                                               Partner

Address for Notice:

                                        c/o RS Investments
                                        389 Market Street, Suite 1700
                                        San Francisco, CA  94111
                                        Telephone: (415) 591-2700
                                        Facsimile: (415) 591-2852
                                        Email: mwilliamson@rsinvestments.com
                                        pstephens@rsinvestments.com

                                        with a copy to:

                                        --------------------------------
                                        --------------------------------
                                        --------------------------------
                                        --------------------------------
                                        --------------------------------

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

Investor:                               Michael F. Linos

                                        By: /s/ Michael F. Linos
                                            ----------------------

                                        Address:
                                        41 Parkcrest
                                        Irvine, CA  92620
                                        Attn: Michael F. Linos
                                        Telephone: 714-368-1392
                                        Facsimile: 714-368-1394

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

The Investor:                           Mark Z. Belzowski

                                        /s/  Mark Belzowski
                                        ------------------------------

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

The Investors:                          Arturo Sida

                                        /s/  Arturo Sida
                                        -------------------------------

                                        Address:
                                        26625 Honey Creek Rd.
                                        Rancho Palos Verdes, CA  90275
                                        Attention:
                                        Telephone: (310) 541-7609
                                        Fax:

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

The Investors:                          David R. Williams

                                        /s/ David R. Williams
                                        -----------------------------

                                        Address:
                                        363 Newport Glen Court
                                        Newport Beach, CA  92660
                                        Attention:
                                        Telephone:
                                        Fax:

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                            SCHEDULE OF STOCKHOLDERS

                                                                                  NUMBER OF SHARES OF
                                                                                 COMMON STOCK AND 2003
                                                                                SERIES A PREFERRED STOCK
                NAME AND ADDRESS                                                   PRIOR TO CONVERSION
     ----------------------------------------                                   ------------------------
(1)  Epoch Hosting, Inc.                                                              3,848,760 Common
     c/o Dolphin Equity Partners
     750 Lexington Avenue                                                                 No Preferred
     16th Floor
     New York, NY  10022
     Attention: Mr. Richard J. Brekka
     Facsimile: (212) 446-1638

(2)  Dolphin Communications Fund II, L.P.                                                95,889 Common
     Dolphin Communications Parallel Fund                                                 9,650 Common
     II (Netherlands), L.P.
     750 Lexington Avenue
     16th Floor                                                                          495 Preferred
     New York, NY  10022                                                                  55 Preferred
     Attention: Mr. Richard J. Brekka
     Facsimile: (212) 446-1638

(3)  Paul Summers (held in trust)                                                     3,804,444 Common
     5 Running Brook Drive                                                                No Preferred
     Coto de Caza CA 92679
     Telephone: (949) 459-8561

(4)  Philip N. Kaplan                                                                 3,804,444 Common
     7 Cavaillon                                                                          50 Preferred
     Newport Coast, CA  92657
     Telephone: (949) 706-9436

(5)  David R. Williams                                                                  568,944 Common
     363 Newport Glen Court                                                               No Preferred
     Newport Beach, CA  92660
     Telephone: (949) 646-3168

(6)  Steve Smith                                                                        534,786 Common
     1103 N. Lowell Street                                                                25 Preferred
     Santa Ana, CA  92703
     Telephone: (949) 678-0292

                              SCHEDULE OF INVESTORS

                                                                                 NUMBER OF SHARES OF
                NAME AND ADDRESS                                                     COMMON STOCK
     ----------------------------------------                                   ----------------------
(1)  WaldenVC II, L.P.                                                                 9,782,821
     750 Battery Street, Suite 700
     San Francisco, CA 94111
     Attention:  Phil Sanderson
     Telephone: (415) 391-7225
     Facsimile: (415) 391-7262

(2)  Dolphin Communications Fund II, L.P.                                              3,078,165
     Dolphin Communications Parallel Fund                                                345,823
     II (Netherlands), L.P.
     750 Lexington Avenue
     16th Floor
     New York, NY  10022
     Attention: Mr. Richard J. Brekka
     Facsimile: (212) 446-1638

(3)  ThinkEquity Investment Partners IV LLC                                              751,647
     475 Sansome Street, Suite 800
     San Francisco,  CA  94111
     Telephone: (415) 249-2900
     Facsimile: (415) 249-0975

(4)  NewLight Associates II, L.P.                                                      1,078,393
     NewLight Associates II, (BVI), L.P.                                                 378,595
     NewLight Associates II-E, L.P.                                                      173,482
     500 North Broadway, Suite 144
     Jericho, NY  11753
     Telephone: (516) 433-0090
     Facsimile: (516) 433-0412

(5)  NanoCap Fund LP                                                                     472,836
     Nanocap Qualified Fund LP                                                           342,399
     c/o Stephens Investment Management
     One Sansome St., Suite 2900
     San Francisco, CA 94104
     Telephone: (415) 835-3819
     Facsimile: (415) 835-3827

                                                                                 NUMBER OF SHARES OF
                NAME AND ADDRESS                                                     COMMON STOCK
     ----------------------------------------                                   ----------------------
(6)  RS Orphan Fund, LP.                                                                 815,236
     c/o RS Investments
     388 Market Street, Suite 1700
     San Francisco, CA  91111
     Telephone: (415) 591-2700
     Facsimile: (415) 591-2852

(7)  Michael Linos                                                                       329,355
     41 Parkcrest
     Irvine, CA  92620
     Telephone: (714) 368-1392
     Facsimile: (714) 368-1394

(8)  Mark Belzowski                                                                      195,656
     27 Abeto
     Irvine, CA  92620
     Telephone: (714) 573-1250

(9)  Arturo Sida                                                                          40,762
     26625 Honey Creek Rd.
     Rancho Palos Verdes, CA  90275
     Telephone: (310) 541-7609

(10) David Williams                                                                      150,003
     363 Newport Glen Court
     Newport Beach, CA  92660
     Telephone: (949) 646-3168